Exhibit 10.23

MESA LABORATORIES, INC.

AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

Adopted by the Board on May 28, 2021
Approved by the Company’s shareholders, as amended, on August 25, 2025

1.	ESTABLISHMENT AND PURPOSE OF PLAN

Mesa Laboratories, Inc., a Colorado corporation (the “Company”), hereby establishes the Mesa Laboratories, Inc. 2021 Equity Incentive Plan (the “Plan”) as set forth in this document. The purpose of the Plan is to promote the success of the Company and to increase shareholder value by providing an additional means to attract, motivate, retain and reward selected employees, non-employee directors, and other eligible persons through the grant of equity and cash Awards that align the interests of Plan participants with the interests of the Company’s shareholders.

2.	DEFINITIONS

2.1    Defined Terms. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a)“    Administrator” shall mean the Board or one or more Committees appointed by the Board or another Committee (within that Committee’s delegated authority) to administer all or certain aspects of this Plan, as set forth in Section 3 hereof.

(b)“    Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

(c)“    Award” shall mean any award granted under the Plan, including any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock Unit, cash Award, or Other Stock-Based Award.

(d)“    Award Agreement” shall mean a written or electronic Award agreement between the Company and a Participant evidencing the grant of an Award under the Plan and containing the terms and conditions of such Award, as determined by the Administrator.

(e)“    Board” shall mean the board of directors of the Company.

(f)“    Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events, in each case as determined by the Administrator:

(i)    any act of personal dishonesty taken by Participant in connection with Participant’s responsibilities as an employee and intended to result in personal enrichment to Participant;

(ii)    conviction of a felony or a crime other than a misdemeanor;

(iii)    willful and negligent conduct endangering, or likely to endanger, the health or safety of another employee;

(iv)    Participant’s willful and continued gross neglect of duties;

(v)    despite warnings and counseling, repeated willful failure to follow lawful instructions of the Participant’s supervisor that is, or reasonably could be, materially and demonstrably injurious to the Company;

(vi)    commission of theft, a material act of dishonesty or fraud, intentional falsification of employment or company records, or a criminal act that materially impairs the officer’s ability to perform his duties;

(vii)    the willful engaging by Participant in gross misconduct, including violation of the Company’s employment policies, that is materially and demonstrably injurious to the Company; or

(viii)    purposely falsifying or misrepresenting information on Company records.

Any determination by the Administrator whether an event constituting Cause has occurred will be final, binding and conclusive. For purposes of this definition, the term “Company” shall be interpreted to include any Subsidiary, Affiliate or parent of the Company, as appropriate.

(g)“    Change of Control” shall mean and shall be deemed to have occurred upon the occurrence of any one of the following:

1.    the consummation of any consolidation, merger, share exchange or other similar transaction involving the Company unless following such consolidation, merger, share exchange or other similar transaction, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the continuing or resulting entity, or parent thereof, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at least fifty percent (50%) of the then outstanding Common Stock and/or other voting securities of the Company immediately prior to such consolidation, merger, share exchange or other similar transaction, in substantially the same proportion as their ownership of the Company immediately prior to such consolidation, merger, share exchange or other similar transaction;

2.    any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company (a “Disposition”); provided, however, that the foregoing shall not apply to any Disposition to a corporation or other entity with respect to which, following such Disposition, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of such corporation or other entity (or parent thereof) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at least fifty percent (50%) of the then outstanding Common Stock and/or other voting securities of the Company immediately prior to such Disposition, in substantially the same proportion as their ownership of the Company immediately prior to such Disposition;

3.    approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

4.         the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange), or two (2) or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the outstanding shares of voting stock of the Company; provided, further that the foregoing shall exclude any such acquisition (A) by any person made directly from the Company, (B) made by the Company or any Affiliate, (C) made by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; or

5.         the following individuals cease to constitute a majority of the Board: (A) those individuals were members of the Board on the Effective Date, and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of a majority of the directors then still in office who either were directors on the Effective Date, or whose appointment, election or nomination for election was previously so approved .

If the occurrence of a Change of Control is a payment event for an Award that is “non-qualified deferred compensation” subject to Section 409A, then a Change of Control will be deemed to have occurred only if the transaction is also a “change in ownership” or “change in effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).

(h)“    Code” shall mean the Internal Revenue Code of 1986, as amended.

(i)“    Committee” shall mean the Compensation Committee of the Board, or such other Committee of the Board to which administration of the Plan, or a part of the Plan, has been duly delegated as permitted by applicable law and in accordance with the Plan.

(j)“    Common Stock” shall mean the common stock of the Company, no par value, and such other securities or property as may become the subject of Awards under this Plan pursuant to an adjustment made under Section 8.1.

(k)“    Company” shall mean Mesa Laboratories, Inc., a Colorado corporation.

(l)“    Consultant” means any person engaged as a consultant or advisor of the Company or an Eligible Subsidiary for whom a Form S-8 Registration Statement is available for the issuance of securities.

(m)“    Disability” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means that, in each case as determined by the Administrator: means incapacity due to illness or other physical or mental disability of the Participant, resulting in the Participant’s inability to perform the essential functions of his or her position, with or without reasonable accommodations for more than 180 calendar days in the aggregate during any 365-day period; provided that, in either case, the Participant’s condition also qualifies as a “disability” for purposes of Section 409A with respect to an Award subject to Section 409A. Any uncertainty or dispute regarding the existence of a Disability will be determined by the Administrator.

(n)“    Effective Date” shall mean the date on which this Plan is approved by the shareholders of the Company.

(o)“    Eligible Person” shall mean any person who is either: (a) an employee of the Company or one of its Subsidiaries; (b) a non-employee director of the Company or one of its Subsidiaries; or (c) an individual Consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act, the offering and sale of shares issuable under this Plan by the Company, or the Company’s compliance with any other applicable laws.

(p)“    Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(q)“    Fair Market Value” shall mean the fair market value of a share of Common Stock as of a particular date, determined as follows: (i) the closing sale price reported for such share of Common Stock for such date on the national securities exchange or national market system on which such stock is principally traded, or if no sale of shares of Common Stock is reported for such trading day, on the last preceding day on which a sale was reported, or (ii) if the shares of Common Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not reasonably determinable in accordance with (i), such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.

(r)“    Incentive Stock Option” or “ISO” shall mean an Option that is intended to comply with the requirements of Section 422 of the Code.

(s)“    Non-Qualified Stock Option” shall mean an Option that is not intended to comply with the requirements of Section 422 of the Code.

(t)“    Normal Retirement” means, unless otherwise provided in the applicable Award Agreement approved by the Administrator, (1) with respect to an employee, the employee ceases to be an employee (except, in the Administrator’s sole discretion, for termination by reason of the employee’s Cause as determined by the Administrator) at or after reaching age [60, and having served the company for a minimum of 5 years,] and providing the minimum amount of notice required by the Participant’s employment agreement, severance agreement, or other agreement with the Company, if any, and (2) with respect to a director, the director ceases to be a director (except for termination by reason of the director’s Cause, as determined by the Administrator) at or after reaching age 65.

(u)“    Option” shall mean a right to purchase a specified number of shares of Common Stock during a specified period at a pre-established exercise price as determined by the Administrator, granted pursuant to Section 6.1.1.

(v)“    Other-Stock Based Award” shall mean a stock-based Award issued pursuant to Section 6.1.7.

(w)“    Participant” shall mean any Eligible Person that has been issued an Award under the Plan.

(x)“    Performance Stock Unit” or “PSU” shall mean an Award evidencing the right to receive shares of Common Stock or equivalent value (as determined by the Administrator) based on the attainment of certain performance goals, issued pursuant to Section 6.1.5.

(y)“    Plan” shall have the meaning set forth in Section 1 hereof.

(z)“    Restricted Stock” shall mean shares of Common Stock that are subject to forfeiture and restrictions on transferability, issued pursuant to Section 6.1.3.

(aa)“    Restricted Stock Unit” or “RSU” shall mean an Award evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Administrator) that is restricted or subject to forfeiture provisions, issued pursuant to Section 6.1.4.

(bb)“    Section 409A” shall mean section 409A of the Code and related Treasury regulations and guidance promulgated thereunder.

(cc)“    Securities Act” shall mean the Securities Act of 1933, as amended.

(dd)“    Share Limit” shall have the number of shares available for issuance under the Plan as set forth in Section 4.1.

(ee)“    Stock Appreciation Right” or “SAR” shall mean a right to receive the appreciation value on the shares of Common Stock subject to the Award, issued pursuant to Section 6.1.2.

(ff)“    Subsidiary” shall mean any corporation (other than the Company) or other entity controlled by the Company directly or indirectly though one or more intermediaries.

2.2    Construction. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

3.	PLAN ADMINISTRATION

3.1    Plan Administrator. This Plan shall be administered by, and all Awards under this Plan shall be authorized by, the Administrator. Any Committee appointed by the Board to act as the Administrator shall be comprised solely of one or more directors or such other number of directors as may be required under applicable law and the rules of any applicable stock exchange. A Committee may delegate some or all of its authority to another Committee so constituted. The Board or a Committee comprised solely of directors may also delegate, to the extent permitted by applicable law and the rules of any applicable stock exchange, to one or more officers of the Company, its powers under this Plan (a) to determine the Eligible Persons who will receive grants of Awards under this Plan, (b) to determine the number of shares subject to, and the other terms and conditions of, such Awards, and (c) determine matters with respect to general administrative affairs. Unless otherwise provided in the bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

Notwithstanding anything in Plan including delegated authority, grants of Awards, and transactions in or involving Awards, intended to be exempt under Rule 16b-3 under the Exchange Act, must be duly and timely authorized by the Board or a Committee consisting solely of two or more non-employee directors, as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act. Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Company and shall be administered exclusively by the Board or a Committee consisting solely of independent directors.

3.2    Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things deemed necessary or desirable in connection with the authorization of Awards and the administration of this Plan (in the case of a delegation to a Committee or one or more officers, within the authority delegated to that Committee or person(s)), including, without limitation, the authority to:

(a)    determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards under this Plan;

(b)    grant Awards to Eligible Persons, determine the type of Awards to be granted, the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, establish the installments, if any, in which such Awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

(c)    approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;

(d)    construe and interpret this Plan and any Award Agreements defining the rights and obligations of the Company, its Subsidiaries, and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;

(e)    cancel, modify, amend, or waive the Company’s rights with respect to, or modify, amend, discontinue, suspend, or terminate any or all outstanding Awards, subject to any required consent under Section 10.5.5;

(f)    accelerate or extend the vesting or exercisability or extend the term of any or all outstanding Awards (in the case of Options or Stock Appreciation Rights, within the maximum ten (10)-year term of such Awards) in such circumstances as the Administrator may deem appropriate, including, without limitation, in connection with a termination of employment or services or other events of a personal nature, subject to any required consent under Section 10.5.5;

(g)    adjust the number of shares of Common Stock subject to any Award, adjust the price of any or all outstanding Awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to compliance with applicable stock exchange requirements, Sections 4 and 10.5.5, and provided that in no case, except due to an adjustment contemplated by Section 8, shall the terms of any outstanding Awards be changed (whether by amendment, cancellation and regrant, or other means) to reduce the per share exercise or base price of any outstanding Option or Stock Appreciation Right or other Award granted under this Plan without shareholder approval, and further provided that any adjustment or change in terms made pursuant to this Section 3.2(g) shall be made in a manner that, in the good faith determination of the Administrator will not likely result in the imposition of additional taxes or interest under Section 409A;

(h)    determine the date of grant of an Award, which may be a designated date after but not before the date of the Administrator’s action, provided that unless otherwise designated by the Administrator, the date of grant of an Award shall be the date upon which the Administrator took the action granting an Award;

(i)    determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof and authorize the termination, conversion, substitution, acceleration or succession of Awards upon the occurrence of an event of the type described in Section 8;

(j)    acquire or settle rights under Awards in cash, stock of equivalent value, or other consideration, subject to the provision of the Plan; and

(k)    determine the Fair Market Value of the Common Stock or Awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3    Binding Determinations. Any action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan or any Award made under this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense, including, without limitation, legal fees, arising or resulting therefrom to the fullest extent permitted by law. The foregoing right of indemnification shall be in addition to any right of indemnification set forth in the Company’s certificate of incorporation and bylaws, as the same may be amended from time to time, or under any directors and officers liability insurance coverage or written indemnification agreement with the Company that may be in effect from time to time.

3.4    Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Company. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

3.5    Delegation of Non-Discretionary Functions. In addition to the ability to delegate certain grant authority to officers of the Company as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

4.1    Shares of Common Stock Subject to the Plan; Share Limit. Subject to the adjustment as provided in Sections 8.1 and 10.8, the maximum number of shares of Common Stock available for issuance under the Plan will be equal 1,156,000 ~~660,000~~ shares of Common Stock, all of which may be granted, in the sole discretion of the Administrator, as Incentive Stock Options. Common Stock issued under the Plan shall be either authorized but unissued shares of Common Stock or, to the extent permitted, shares of Common Stock that have been reacquired by the Company or any Subsidiary.

4.2    Counting of Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting and to avoid double counting (as, for example, in the case of tandem or substitute Awards) as it may deem necessary or desirable in its sole discretion. Shares shall be counted against those reserved to the extent shares have been delivered pursuant to an Award and are no longer subject to a substantial risk of forfeiture. Accordingly, to the extent that an Award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares of Common Stock to the Participant, the shares of Common Stock retained by or returned to the Company will not be deemed to have been delivered under the Plan, as applicable, and will be deemed to remain or become available under this Plan. Notwithstanding the foregoing, shares that are withheld from such an Award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such an Award, and the total number of shares subject to the exercised portion of a stock-settled SAR (regardless of the actual lesser of number shares delivered to the Participant), shall be deemed to have been issued hereunder and shall reduce the number of shares remaining available for issuance under the Plan.

4.3    Reservation of Shares; No Fractional Shares. The Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan. No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of Awards under this Plan.

5.	PARTICIPATION

The Administrator may grant Awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. The Administrator shall, in its sole and absolute discretion, select from among the Eligible Persons those individuals who shall receive Awards and become Participants under the Plan. There is no right of any Eligible Person to receive an Award under the Plan, and the Administrator has absolute discretion to treat Eligible Persons differently from one another under the Plan. Receipt of an Award by a Participant shall not create the right to receive future Awards under the Plan, but a Participant who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Administrator shall so determine.

6.	AWARDS

6.1    Type and Form of Awards. The Administrator shall determine the type or types of Award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or its Subsidiaries. The types of Awards that may be granted under this Plan are:

6.1.1    Stock Options.

(a)    General Option Provisions. Options may only be granted to Eligible Persons for whom the Company would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). An Option may be intended to be an Incentive Stock Option or a Non-Qualified Stock Option. The Award Agreement for an Option will indicate if the Option is intended to be an ISO or a Non-Qualified Stock Option. The maximum term of each Option, whether an ISO or a Non-Qualified Stock Option, shall be ten (10) years. The per share exercise price for each Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant of the Option. Each Option shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion. When an Option is exercised, the exercise price for the shares underlying such Option shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 6.4.

(b)    Additional Rules Applicable to ISOs. Notwithstanding the general Option rules set forth in Section 6.1.1(a), the following rules shall apply to Options intended to qualify as ISOs. ISOs may only be granted to employees of the Company or its Subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least fifty percent (50%) of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). To the extent that the aggregate Fair Market Value of shares of Common Stock determined at the time of grant of the applicable Option with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Company or its Subsidiaries or any parent or predecessor corporation, to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder, such Options shall be treated as Non-Qualified Stock Options. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. An Award Agreement relating to ISOs may contain such other terms and conditions as from time to time are required in order for the Option to be considered an “incentive stock option,” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the Option is granted, owns, or is deemed to own under Section 424(d) of the Code, shares of outstanding Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price of such option is at least one hundred and ten percent (110%) of the Fair Market Value of the stock subject to the Option and the term of such Option does not exceed five (5) years from the date such Option is granted.

6.1.2    Stock Appreciation Rights. A SAR is an Award that entitles the Participant to receive, upon exercise of the SAR, a payment in cash and/or Common Stock, or a combination of the two, equal to, or having a Fair Market Value equal to, the product of (x) number of SARs being exercised multiplied by (y) the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the “base price” applicable to the SAR. SARs may only be granted to Eligible Persons for whom the Company would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). The base price of the SAR shall be determined by the Administrator but shall be not less than the Fair Market Value of the Company’s Common Stock on the date of grant. The maximum term of a SAR shall be ten (10) years. SARs shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion consistent with the terms and conditions of the Plan.

6.1.3    Restricted Stock.

(a)    General Restricted Stock Provisions. Restricted Stock is Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements) and in such installments or otherwise as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote the Restricted Stock and the right to receive dividends thereon, subject to the provisions of Section 6.1.3(c) and Section 6.8.

(b)    Certificates for Shares. Shares of Restricted Stock granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. The Administrator may require that shares of Restricted Stock are held in escrow until all restrictions lapse.

(c)    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, any cash dividends paid on shares of Restricted Stock and any stock distributed in connection with a stock split or stock dividend, and any other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividend or distribution was made. In addition, and subject to applicable law, the Administrator may require or permit a Participant to elect that any cash dividends paid on Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan, subject to the same vesting schedule as the Restricted Stock to which the dividend relates.

6.1.4    Restricted Stock Units.

(a)    Grant of Restricted Stock Units. An RSU represents the right to receive from the Company on the relevant scheduled vesting or payment date for such RSU, one share of Common Stock or, if specified in the applicable Award Agreement, the Fair Market Value of one share of Common Stock paid in cash. The vesting or payment of an Award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan.

(b)    Dividend Equivalent Accounts. If and only if required by the applicable Award Agreement, the Administrator shall provide dividend equivalent rights with respect to RSUs, in which case the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. In addition, subject to applicable law, the Administrator may require or permit a Participant to elect that any such dividend equivalent amounts credited to the Participant’s account be automatically deemed reinvested in additional RSUs or applied to the purchase of additional Awards under the Plan, subject to the same vesting schedule as the RSUs to which the dividend equivalent amounts relate. The Participant shall be paid the amounts or other property credited to such dividend equivalent account at the same time as payment of the RSU.

(c)    Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving RSUs shall have no rights as a stockholder of the Company with respect to such RSUs until such time as shares of Common Stock are issued to the Participant. In the event an RSU is settled in cash, the Participant receiving RSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time an RSU is granted, and the Company will not be required to set aside funds for the payment of any such Award.

6.1.5    Performance Stock Units.

(a)    Grant of Performance Stock Units. A PSU is a performance-based Award that entitles the Participant to receive shares of Common Stock or, if specified in the Award Agreement, the Fair Market Value of such shares of Common Stock paid in cash, based on the attainment of one or more performance goals. Each Award of PSUs shall designate a target number of PSUs covered by the Award, with the actual number of shares of Common Stock earned, if any, to be based on a formula set forth in the Award Agreement related to the attainment of one or more performance goals set forth in the Award Agreement.

(b)    Dividend Equivalent Accounts. If, and only if, required by the applicable Award Agreement, the Administrator shall pay dividend equivalent rights with respect to PSUs, in which case a Participant shall be entitled to a cash payment with respect to each PSU earned and payable in an amount based on the ordinary cash dividends that would have been payable to the Participant had the Participant been the owner of a number of actual shares of Common Stock equal to the number of PSUs earned, from the date of grant of the PSU Award through the date the PSU is paid. If so determined by the Administrator and set forth in the applicable Award Agreement, such cash amount may be credited with earnings or losses as if deemed reinvested in Common Stock or as if used to purchase additional Awards under the Plan. The amount payable shall be made in a single lump sum on the date on which payment is made in respect of the related PSUs.

(c)    Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving PSUs shall have no rights as a stockholder of the Company with respect to such PSUs until such time as shares of Common Stock are issued to the Participant. In the event a PSU is settled in cash, the Participant receiving PSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time a PSU is granted, and the Company will not be required to set aside funds for the payment of any such Award.

6.1.6    Cash Awards. The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses, including without limitation, discretionary Awards, Awards based on objective or subjective performance criteria, Awards subject to other vesting criteria or Awards granted consistent with Section 6.1.7 below. Cash Awards may be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

6.1.7    Other Awards. The other types of Awards that may be granted under this Plan include: (a) stock bonuses or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities or rights with a value derived from the value of, or related to, the Common Stock and/or returns thereon.

6.2    Award Agreements. Each Award, other than cash Awards described in Section 6.1.6, shall be evidenced by a written or electronic Award Agreement in the form approved by the Administrator and, if required by the Administrator, shall be executed or accepted by the recipient of the Award. The Administrator may authorize any officer of the Company other than the particular Award recipient to execute any or all Award Agreements on behalf of the Company (electronically or otherwise). The Award Agreement shall set forth the material terms and conditions of the Award as established by the Administrator consistent with the express limitations of this Plan.

6.3    Deferrals and Settlements. Except as otherwise set forth herein, payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of Awards in cash shall be structured in a manner that is intended to comply with, or be exempt from, the requirements of Section 409A of the Code.

6.4    Consideration for Common Stock or Awards. The purchase price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as permitted by the Administrator subject to compliance with applicable laws, including, without limitation, by one or a combination of the following methods:

(a)    services rendered by the recipient of such Award;

(b)    cash, check, or electronic funds transfer remitted pursuant to such administrative processes (and to such Company designee(s)) as are established by the Administrator;

(c)    notice and third-party payment in such manner as may be authorized by the Administrator;

(d)    by a reduction in the number of shares otherwise deliverable pursuant to the Award; or

(e)    subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with an approved broker or dealer who provides financing for the purposes of, or who otherwise facilitates, the purchase or exercise of Awards.

The Company will not be obligated to deliver any shares with respect to any Award unless and until it receives full payment of the exercise or purchase price therefor and any related withholding amounts under Section 9.1, and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Administrator may at any time eliminate or limit a Participant’s ability to pay the purchase or exercise price of any Award by any method other than cash payment to the Company.

6.5    Transfer Restrictions.

6.5.1    Limitations on Exercise and Transfer. Unless otherwise expressly provided in or pursuant to this Section 6.5, or by applicable law or by an Award Agreement, as the same may be amended, (a) all Awards are non-transferable by the Participant and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) Awards shall be exercised only by the Participant; and (c) amounts payable or shares issuable pursuant to any Award shall be delivered only to or for the account of the Participant.

6.5.2    Exceptions. The Administrator may permit Awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may in its sole discretion establish in writing; provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

6.5.3    Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 6.5.1 shall not apply to:

(a)    transfers to the Company,

(b)    the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)    subject to any applicable limitations on ISOs, transfers to a current or former family member pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)    subject to any applicable limitations on ISOs, if the Participant has suffered a Disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

(e)    the authorization by the Administrator of “cashless exercise” procedures with approved brokers or dealers who provide financing for the purpose of, or who otherwise facilitate, the exercise of Awards consistent with applicable laws and the express authorization of the Administrator.

6.6    International Awards. One or more Awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any Awards granted to such persons may, if deemed necessary or advisable by the Administrator, be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.7    Dividend and Dividend Equivalents. Notwithstanding anything to the contrary herein, in no event may accrued dividends or dividend equivalents with respect to any Award issued under the Plan be paid prior to the vesting of the Award to which they relate.

6.8.         Minimum Vesting Schedule. Except as provided below, all Awards granted under the Plan shall have a minimum one year cliff vesting schedule meaning that no portion of any Award may be scheduled to vest prior to one year after the date of grant of such Award. Notwithstanding the foregoing, up to five percent (5%) of the total number of shares of Common Stock authorized by the Board and the stockholders for issuance under the Plan may be granted pursuant to Awards not subject to the minimum vesting schedule described above. The Administrator may adopt reasonable counting procedures to determine whether the five percent (5%) limit in the preceding sentence has been attained. The Administrator may also apply reasonable rules and rounding conventions to determine whether an Award complies with the above-referenced minimum vesting schedule.

7.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

7.1    Termination of Employment.

7.1.1    Administrator Determination. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award. If the Participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan, unless a contract or the Award Agreement otherwise provides, of whether the Participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

7.1.2    General. For any Award issued under the Plan, unless the Award Agreement or this Plan provides otherwise, the portion of such Award that is unvested at the time that a Participant’s employment or service is terminated for any or no reason shall be forfeited and reacquired by the Company; provided however, that the Administrator may provide, by rule or regulation or in any Award Agreement, employment agreement, severance letter, severance plan, or may determine in any individual case, that such forfeiture requirement shall be waived in whole or in part.

7.1.3    Stock Options and SARs. For Awards of Options or SARs, unless the Award Agreement provides otherwise, the exercise period of such Options or SARs shall expire on (i) the sooner of the end of the stated term, or (ii) the last day of the applicable time period below:

(a)    90 days after the last day that the Participant is employed by, or provides services to, the Company or its Subsidiaries; provided however, that in the event of the Participant’s death during this period, those persons entitled to exercise the Option or SAR pursuant to the laws of descent and distribution shall have one (1) year following the date of the Participant’s death within which to exercise such Option or SAR;

(b)    twelve (12) months after the last day that the Participant is employed by, or provides services to, the Company or a Subsidiary in the case of a Participant whose termination of employment or service is due to death or Disability; and

(c)    2 days after a Participant’s termination for Cause.

The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of a Participant’s employment or service, including, but not limited to, the question of whether a leave of absence constitutes a termination of employment or service and whether a Participant’s termination is for Cause.

7.2    Normal Retirement.  Unless otherwise provided in an Award Agreement approved by the Administrator, upon termination of employment by reason of the Participant’s Normal Retirement, all unvested Awards held by the Participant shall vest immediately as to service requirements, all service-based restrictions thereon shall lapse, and any performance-based awards for which the performance period is not yet complete shall be deemed to have been earned at actual performance as determined at the end of the performance period in accordance with the applicable Award Agreement. All equity Awards that are options (i.e., all of them -- those that vest upon Normal Retirement, and those that vested previously) will be exercisable beginning on their scheduled vesting dates and will remain exercisable thereafter for their full remaining original term as set forth in the Award Agreement. All time-vested Awards shall be settled at the time set forth in the applicable Award Agreement as if employment did not terminate, subject to any delay for “specified employees” that may be required in accordance with the Section 409A rules. All performance-based Awards shall also be settled and paid at the time set forth in the applicable Award Agreement as if employment did not terminate, subject to any delay for “specified employees” that may be required in accordance with the Section 409A rules.

7.3    Events Not Deemed Terminations of Service. Unless the express policy of the Company or any of its Subsidiaries or the Administrator otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other paid leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than three (3) months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

7.4    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Subsidiaries is reduced (for example, and without limitation, if the Participant is an employee of the Company and the Participant has a change in status from full-time to part-time or takes an extended leave of absence) after the date of grant of any Award, the Administrator, in its sole discretion, may (a) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (b) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such Award in accordance with Section 409A, as applicable. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so amended.

7.5    Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary of the Company, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

8.	ADJUSTMENTS; ACCELERATION

8.1    Adjustments. Upon or in connection with (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, (b) any merger, arrangement, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock, whether in the form of securities or property, or (d) any exchange of Common Stock or other securities of the Company, or any similar unusual or extraordinary corporate event or transaction affecting the Common Stock, the Administrator shall in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances, but subject to compliance with applicable laws and stock exchange requirements, proportionately adjust any or all of (1) the number and type of shares of Common Stock or other securities that thereafter may be made the subject of Awards, including the Share Limit and the limit on the number of ISOs issuable under the Plan, (2) the number, amount and type of shares of Common Stock or other securities or property subject to any or all outstanding Awards, (3) the grant, purchase or exercise price, including the base price of any SAR or similar right, of any or all outstanding Awards, and (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards. Any adjustment made pursuant to this Section 8.1 shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code. With respect to any Award of an ISO, the Administrator may make an adjustment that causes the Option to cease to qualify as an ISO without the consent of the affected Participant. Any determinations made by the Administrator pursuant to this Section 8.1 shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class or securities convertible into shares of Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

8.2         Effect of a Change on Control. The provisions of this Section 8.2 shall apply in the case of a Change of Control, unless otherwise provided in the Award Agreement or any special Plan document or separate agreement with a Participant governing an Award. If a Change of Control occurs, all unvested equity awards held by the Participant shall vest immediately, all restrictions thereon shall lapse, and any performance-based awards for which the performance period is not yet complete shall be deemed to have been earned at the higher of target level or actual performance through the date of the Change in Control, based on the performance metrics set forth in the applicable Award Agreement (with metrics adjusted to account for the truncated performance period). All equity awards that are Options or SARs (i.e., all of them -- those that vest upon Change of Control, and those that vested previously) that are assumed, substituted or otherwise continued as part of the Change in Control transaction will be exercisable for their full remaining term under the applicable Award Agreement; provided, however, that nothing in this Section 8.2 shall require that the Administrator provide for the substitution, assumption or continuation of Options or SARS following the Change of Control, and the Administrator may in its discretion provide for the expiration of Options or SARS upon the occurrence of the Change of Control (with a reasonable opportunity and notice to Participants to exercise such expiring Awards) or for the cash-out of option awards as part of the Change in Control transaction. All time-vested awards other than Options or SARs shall be settled as soon as reasonably practicable and in all events within ten (10) days of the Change in Control. All performance-based awards (i.e., all of them -- those that vest upon Change of Control, and those that vested previously) shall be settled and paid to the Participant within 60 days after the Change of Control.

9.	TAX PROVISIONS

9.1    Tax Withholding. Upon any exercise, vesting, or payment of any Award, the Company or one of its Subsidiaries shall have the right at its option to:

(a)    require the Participant, or the Participant’s personal representative or beneficiary, as the case may be, to pay or provide for payment of at least the minimum amount of any taxes which the Company or its Subsidiaries may be required to withhold with respect to such Award event or payment; or

(b)    deduct from any amount otherwise payable in cash to the Participant, or the Participant’s personal representative or beneficiary, as the case may be, the minimum amount of any taxes which the Company or its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion, subject to Section 10.1, grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by or otherwise reacquire the appropriate number of shares (valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises) necessary to satisfy the applicable withholding obligation on exercise, vesting or payment, not in excess of the maximum statutory rates in the Participant’s applicable jurisdictions.

9.2    Requirement of Notification of Code Section 83(b) Election. If any Participant shall make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provisions of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service or other government authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

9.3    Requirement of Notification of Disqualifying Disposition. If any Participant shall make any disposition of shares of Common Stock delivered to the Participant pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) relating to certain disqualifying dispositions, such Participant shall notify the Company of such disposition within ten (10) days thereof.

10.	OTHER PROVISIONS

10.1    Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of the counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or any of its Subsidiaries, provide such assurances and representations to the Company or any of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

10.2    Future Awards/Other Rights. No person shall have any claim or rights to be granted an Award or additional Awards under this Plan, subject to any express contractual rights set forth in a document other than this Plan to the contrary.

10.3    No Employment/Service Contract. Nothing contained in this Plan or in any other documents under this Plan or in any Award Agreement shall confer upon any Eligible Person or Participant any right to continue in the employ or other service of the Company or any of its Subsidiaries, nor shall any of the foregoing constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at-will, nor shall any of the foregoing interfere in any way with the right of the Company or its Subsidiaries to change a person’s compensation or other benefits or to terminate his or her employment or other service, with or without Cause. Nothing in this Section 10.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award Agreement.

10.4    Plan Not Funded. Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset) of the Company or any of its Subsidiaries (including shares of Common Stock, except as expressly otherwise provided by reason of any Award hereunder. Neither the provisions of this Plan or of any related documents, nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any of its Subsidiaries and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

10.5    Effective Date, Termination and Suspension, Amendments.

10.5.1    Effective Date and Termination. This Plan was approved by the Board and is effective upon such Board approval; provided, however, that the Plan and any Awards issued thereunder are subject to approval by the stockholders of the Company at the Company’s next annual meeting of stockholders, and both the Plan and any Award issued thereunder shall cease to have any force or effect if such stockholder approval is not obtained. Unless earlier terminated by the Board, this Plan shall terminate at the close of business ten (10) years after the date on which it was approved by the Board. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards and the authority of the Administrator with respect thereto, including the authority to amend such Awards, shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

10.5.2    Amendment; Termination. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any period that the Board suspends this Plan.

10.5.3    Stockholder Approval. To the extent then required by applicable law or any applicable stock exchange rule or as may be required to preserve the intended tax consequences of this Plan, or if deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to approval by the shareholders of the Company.

10.5.4    Amendments to Awards. Without limiting any other express authority of the Administrator under, but subject to, the express limits of this Plan, the Administrator may by agreement or resolution waive conditions of or limitations on Awards to Participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and, subject to the requirements of Sections 3.2 and 10.5.5, may make other changes to the terms and conditions of Awards, without the consent of a Participant. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations and stockholder approval requirements set forth in Section 3.2(g).

10.5.5    Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan. Changes, settlements and other actions contemplated by Section 8 shall not be deemed to constitute changes or amendments for purposes of this Section 10.5.5.

10.6    Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. Except as expressly provided herein, no adjustment will be made for dividends or other rights as a stockholder of the Company for which a record date is prior to such date of delivery.

10.7    Governing Law; Severability; Construction.

10.7.1    Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by and construed in accordance with the laws of the State of Colorado.

10.7.2         Dispute Resolution. Any action arising from or relating in any way to this Plan, the Awards, all documents evidencing Awards and all other related documents, shall be resolved and tried in the state courts situated in Jefferson County, Colorado or in the United States District Court for the District of Colorado. Participant consents to jurisdiction and venue of those courts to the greatest extent allowed by law. In this regard, the Participant acknowledges and admits to all or a combination of several following substantial contacts with Colorado: (v) the Participant is employed, provides services for or otherwise is affiliated with a legal entity headquartered in the state of Colorado; (w) the Participant receives compensation in a form of employee checks or wire transfers that may be drawn either directly or indirectly, from bank accounts in Colorado; (x) the Participant regularly interacts with, contacts and is contacted by Company employees in Colorado; (y) the Participant either routinely travels to or attends business meetings in Colorado; and (z) the Participant receives compensation and benefits as a result of the Company being a corporation headquartered in and subject to the laws of Colorado. Based on these and other contacts, the Participant acknowledges that he or she could reasonably be subject to the laws of Colorado. The parties shall be responsible for their own costs and expenses under this Section 10.7.2.

EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS PLAN, ALL DOCUMENTS EVIDENCING AWARDS AND ALL OTHER RELATED DOCUMENTS.

10.7.2

10.7.3    Severability. If a court of competent jurisdiction holds any provision of this Plan or any Award Agreement invalid and unenforceable, the remaining provisions of this Plan or the Award Agreement shall continue in effect and the Plan shall be construed and enforced without regard to the illegal or invalid provision.

10.7.4    Plan Construction.

(a)    Rule 16b-3. It is the intent of the Company that the Awards and transactions permitted by the Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Awards or events if an Award or event does not so qualify.

(b)    Compliance with Section 409A of the Code. The Board intends that, except as may be otherwise determined by the Administrator, any Awards under the Plan will be either exempt from, or satisfy the requirements of, Section 409A to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an Award, Award Agreement, acceleration, adjustment to the terms of an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant’s Award to violate Section 409A, unless the Administrator expressly determines otherwise, such Award, Award Agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the consent of or notice to the Participant. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A.

(c)    No Guarantee of Favorable Tax Treatment. Although the Company intends that Awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

10.8    Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, stock appreciation rights, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding Awards previously granted by an acquired company or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction, shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

10.9    Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

10.10    No Corporate Action Restriction. The existence of this Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

10.11    Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing, or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, Awards or commitments under any other plans or arrangements of the Company or its Subsidiaries.

10.12    Restrictive Covenants.  Participant’s right to exercise or receive payment under any Awards that remain outstanding after termination of employment are conditioned on Participant’s compliance with any restrictive covenant (including non-competition agreement or non-solicitation agreement), confidentiality, or assignment of inventions agreements between the Participant and the Company or an Affiliate. In addition, the Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any restrictive covenant (including non-competition agreement or non-solicitation agreement), confidentiality, or assignment of inventions agreements with respect to the Company or any Affiliate, to the extent specified in such Award Agreement applicable to the Participant.

10.13    Clawback. All Awards pursuant to this Plan are subject to “clawback” obligations pursuant to applicable law, rules, and regulations including Nasdaq (or other national securities exchange, if applicable) listing rules.

10.14    Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.